Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM- UHY LLP

We consent to the incorporation by reference in this Form S-4 of Geokinetics Inc. of our report dated March 12, 2010, except for the changes as described in Notes 2, 7, 10,12 and 19 as to which the date is August 9, 2010, with respect to the consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and other comprehensive income and cash flows for the three years in the period ended December 31, 2009 and our report on internal control over financial reporting dated March 12, 2010, except for the effect of the material weakness relating to accounting for derivatives, as to which the date is August 9, 2010, included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009.

We also consent to reference to our firm as it appears under the caption “Experts” of said registration statement.

/s/ UHY LLP

Houston, Texas

August 24, 2010